Exhibit 10.4

PRUDENTIAL CENTER

I N D E X  T O  L E A S E

FROM

BP 111 HUNTINGTON AVE LLC

TO

FEDERAL HOME LOAN BANK OF BOSTON

ARTICLE NUMBER	CAPTION

I	BASIC LEASE PROVISIONS AND ENUMERATION OF EXHIBITS

II	PREMISES, EXPANSION OPTION AND RIGHT OF FIRST OFFER

III	LEASE TERM AND EXTENSION OPTIONS

IV	CONSTRUCTION

V	ANNUAL FIXED RENT AND ELECTRICITY AND SPECIAL ALLOWANCES

VI	TAXES AND OPERATING EXPENSES

VII	LANDLORD’S REPAIRS AND SERVICES

VIII	TENANT’S REPAIRS

IX	ALTERATIONS

X	PARKING

XI	CERTAIN TENANT COVENANTS

XII	ASSIGNMENT AND SUBLETTING

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XIII	INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

XIV	FIRE, CASUALTY AND TAKING

XV	DEFAULT

XVI	MISCELLANEOUS PROVISIONS

	Section 16.1	Waiver
	Section 16.2	Cumulative Remedies
	Section 16.3	Quiet Enjoyment
	Section 16.4	Surrender
	Section 16.5	Brokerage
	Section 16.6	Invalidity of Particular Provisions
	Section 16.7	Provisions Binding, Etc.
	Section 16.8	Recording
	Section 16.9	Notices and Time for Action
	Section 16.10	When Lease Becomes Binding
	Section 16.11	Paragraph Headings
	Section 16.12	Rights of Mortgagee
	Section 16.13	Rights of Ground Lessor
	Section 16.14	Notice to Mortgagee and Ground Lessor
	Section 16.15	Assignment of Rents
	Section 16.16	Status Report and Financial Statements
	Section 16.17	Self-Help
	Section 16.18	Holding Over
	Section 16.19	Entry by Landlord
	Section 16.20	Tenant’s Payments
	Section 16.21	Late Payment
	Section 16.22	Counterparts
	Section 16.23	Entire Agreement
	Section 16.24	Landlord Liability
	Section 16.25	No Partnership
	Section 16.26	Security Deposit
	Section 16.27	Governing Law
	Section 16.28	Signage
	Section 16.29	Antenna Area
	Section 16.30	Rules and Regulations

ii

PRUDENTIAL CENTER

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building to be known as 111 Huntington Avenue, Boston, Massachusetts.

The parties to this instrument hereby agree with each other as follows:

ARTICLE I
BASIC LEASE PROVISIONS AND ENUMERATIONS OF EXHIBITS

1.1           INTRODUCTION. The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2	BASIC DATA.

	Date:	June 21, 2000

	Landlord:	BP 111 Huntington Ave LLC

	Present Mailing Address of Landlord:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street Boston, Massachusetts 02199

	Landlord’s Construction Representative:	John Camera

	Tenant:	Federal Home Loan Bank of Boston, a Federal instrumentality

	Present Mailing Address of Tenant:	One Financial Center Boston, Massachusetts 02111

	Tenant’s Construction Representative:	Carol Whaley

1

Term or Lease Term: (sometimes called the “Original Lease Term”)	One hundred thirty-two (132) calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as hereinafter provided.

Extension Options:	Two (2) periods of five (5) years each as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:

A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:	As defined in Section 3.1 hereof.

Premises:

The entirety of the 24th and 25th floors of the Building, and an area on the 23rd floor of the Building, in accordance with the floor plans annexed hereto as Exhibit D and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	Approximately 60,774 square feet

Annual Fixed Rent:

(I)  During Lease Year 1: At the annual rate of $2,582,652.00 (i.e., the sum of 1,925,320,00, being the product of (i) $40,00 and (ii) 48,133 square feet of Rentable Floor Area of the Premises, plus (y) $657,332.00, being the product of (i) $52.00 and (ii) 12,641 square feel of Rentable Floor Area of the Premises).

Term or Lease Term: (sometimes called the “Original Lease Term”)	One hundred thirty-two (132) calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as hereinafter provided.

Extension Options:	Two (2) periods of five (5) years each as provided in and on the terms set forth in Section 3.2 hereof.

Lease Year:

A period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Lease Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

Commencement Date:	As defined in Section 3.1 hereof.

Premises:

The entirety of the 24th and 25th floors of the Building, and an area on the 23rd floor of the Building, in accordance with the floor plans annexed hereto as Exhibit D and incorporated herein by reference, as further defined and limited in Section 2.1 hereof.

Rentable Floor Area of the Premises:	Approximately 60,774 square feet

Annual Fixed Rent:

(I)   During Lease Year 1: At the annual rate of $2,582,652 (i.e., the sum of (x) 1,925,320,00, being the product of (i) $40.00 and (ii) 48,133 square feet of Rentable Floor Area of the Premises, plus (y) $657,332.00, being the product of (i) $52.00 and (ii) 12,641 square feet of Rentable Floor Area of the Premises).

(II) During Lease Years 2-5: At the annual rate of $3,160,248.00, being the product of (i) $52.00 and (ii) the Rentable Area Floor Area of the Premises (hereinabove defined in this Section 1.2).

(III)  During the remainder of the Original Lease Term: At the annual rate of $3,464,118.00, being the product of (i) $57.00 and (ii) the Rentable Floor Area of the Premises (hereinabove defined in this Section 1.2).

Tenant Electricity:	See Exhibit F.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Initial Minimum Limits of Tenant’s Commercial General Liability Insurance:	$3,000,000 combined single limit per occurrence on a per location basis.

Total Rentable Floor Area of the Building:	931,585 square feet.

Total Rentable Floor Area of the Office Portion of the Building:	867,352 square feet

Total Rentable Floor Area of the Retail Portion of the Building:	64,233 square feet

Overlease:	A certain amended and restated lease and easement agreement between BP Prucenter Acquisition LLC (with its successors and assigns, “Overlandlord”) as landlord and Landlord as tenant.

Overlease Premises:	The premises demised to Landlord under the Overlease as described on Exhibit I.

Building:

For the purposes of this Lease, the Building shall mean the building and other improvements on the Overlease Premises commonly known as 111 Huntington Avenue located in the Prudential Center (as hereinafter defined), as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time.

Retail Portion of the Building:	All of the space in the Building available, from time to time, for lease and occupancy by retail and other non-office tenants.

Office Portion of the Building:	The Building, other than the Retail Portion of the Building.

Prudential Center:

For purposes of this Lease, the Prudential Center shall mean the land described on Exhibit A and the buildings, garages and other improvements thereon, commonly known as Prudential Center, as the same may be altered, expanded, reduced or otherwise changed from time to time.

PruOwner:	Each owner of record or tenant under a ground lease, from time to time, of all or any portion of the Prudential Center.

Permitted Use:	General office use, including banking operations (non-retail), a trading desk and an employee cafeteria (not open to the general public) and activities incidental to non-retail banking operations.

Broker:	Meredith & Grew

Security Deposit:	None

1.3           ENUMERATION OF EXHIBITS. The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A	—	Legal Description of the Prudential Center.

Exhibit B-1	—	Tenant Plan and Working Drawing Requirements

Exhibit B-2	—	Base Building Specifications

Exhibit C	—	Landlord’s Services.

Exhibit D	—	Floor Plan.

Exhibit E	—	Form of Commencement Date Agreement.

Exhibit F	—	Memorandum Re: Procedure for Adjustment of Electricity Costs.

Exhibit G	—	Broker Determination of Fair Market Rental Value.

Exhibit H	—	List of Mortgagees.

Exhibit I	—	Parking Plan.

ARTICLE II
PREMISES

2.1           DEMISE AND LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building, excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator walls, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

2.2           TENANT’S EXPANSION OPTION. On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time that Tenant gives Landlord the Expansion Notice, as hereinafter defined, (i) there exists no “Event of Default” (defined in Section 15.1), (ii) Tenant occupies at least 50% of the Rentable Floor Area of the Premises (the “Occupancy Condition”), and (iii) this Lease is still in full force and effect, Tenant shall have the option to lease the balance of the 23rd floor of the Building containing 12,108 square feet of Rentable Floor Area (“Expansion Area”).

A.            Exercise of Rights to Expansion Area. Tenant may exercise its option to lease the Expansion Area by giving written notice (“Exercise Notice”) to Landlord on or before the Notice Date, as defined in Subparagraph C of this Section 2.2. If Tenant fails timely to give such notice, Tenant shall have no further right to lease such Expansion Area, time being of the essence of this Section 2.2. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, such Expansion Area, without the need for further act or deed by either party, for the term and upon all of the same terms and conditions of this Lease, except as hereinafter set forth.

B.            Expiration Date of Leases in Expansion Area. Landlord hereby agrees that if the Expansion Area, or any portion thereof, is occupied by another tenant(s) during the Expiration Period, as hereinafter defined, the expiration date of the lease of such tenant(s) shall occur before the end of the Expiration Period. As used herein, the Expiration Period shall mean the twelve month period commencing as of the fifth (5th) anniversary of the initial Commencement Date and ending as of the day immediately preceding the sixth (6th) anniversary of said Commencement Date. Landlord shall advise Tenant, upon written request made from time to time during the Term, of the expiration date of the lease of any tenant of the Expansion Area.

C.            Notice Date. The Notice Date in respect of the Expansion Area shall be the date fifteen (15) months prior to the first day of the Expiration Period.

D.            Lease Provisions Applying to Expansion Area. The leasing to Tenant of the Expansion Area shall be upon all the same terms and conditions of the Lease except as follows:

(1)           Commencement Date

(i)            If no tenant is occupying the Expansion Area during the Expiration Period, then the Commencement Date in respect of the Expansion Area shall be the first day of the Expiration Period.

(ii)           Otherwise, the Commencement Date in respect of each portion of the Expansion Area shall be the later of (i) the expiration date of the lease of the tenant occupying such portion of the Expansion Area, and (ii) the date that such tenant vacates such portion of the Expansion Area.

(2)           Annual Fixed Rent

The Annual Fixed Rent payable in respect of the Expansion Area shall be based upon the Fair Market Rental Value of the Expansion Area, as of the Commencement Date in respect of the Expansion Area based upon the use of the Expansion Area as first-class office space in comparable first-class office buildings within the City of Boston. No later than sixty (60) days prior to the Notice Date Tenant may request that Landlord designate the Annual Fixed Rent payable in respect of the Expansion Area, and Landlord shall designate the Annual Fixed Rent payable in respect of the Expansion Area within thirty (30) days thereafter but Landlord shall not be required to make such designation more than 60 days prior to the Notice Date. If Tenant disagrees with Landlord’s determination of the Fair Market Rental Value applicable to the Expansion Area, Tenant shall have the right, in the Exercise Notice, to make a request to Landlord for a broker determination of such Fair Market Rental Value, which broker determination shall be made in the manner set forth in Exhibit G.

(3)           Operating Expenses

The provisions of Article VI shall be applied to the Expansion Area separately from the remainder of the Premises, and shall be modified as follows:

Operating Expenses Allocable to the Expansion Area shall be equal to the same proportion of the Operating Expenses for the Building (as defined in Section 6.2, including, without limitation the paragraph titled “Gross-Up Provision”) as the Rentable Floor Area of the Expansion Area bears to the Total Rentable Floor Area of the Office Portion of the Building.

Base Operating Expenses in respect of the Expansion Area shall be equal to the actual amount of Operating Expenses Allocable to the Expansion Area for the calendar year immediately preceding the calendar year in which the Commencement Date in respect of the Expansion Area occurs.

(4)           Condition of Expansion Area

The Expansion Area shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e., as of the Commencement Date in respect of the Expansion Area), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Area for Tenant’s occupancy, or to provide any contribution to Tenant in respect of the Expansion Area. Without limiting the foregoing, Landlord shall have no obligation to remove or alter existing multi-tenant corridors in the Expansion Area.

E.             Notwithstanding the fact that Tenant’s exercise of the above-described expansion option shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Area. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein expansion option, unless otherwise specifically provided in such lease amendment.

2.3           RIGHT OF FIRST OFFER. Provided that at the time any portion of the First Offer Space, as hereinafter defined, first becomes available for reletting (i) no “Event of Default” (as defined in Section 15.1) of Tenant exists, (ii) Tenant is satisfying the Occupancy Condition, and (iii) the Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to relet the First Offer Space or any portion thereof without first giving to Tenant an opportunity to lease such space as hereinafter set forth. For the purposes hereof, the “First Offer Space” shall be defined as any separately demised space on Floors 22, 23 and 26 of the Building which becomes available for reletting, as hereinafter defined. When any portion of such First Offer Space becomes available for reletting, as hereinafter defined, Landlord shall notify Tenant (“Landlord’s First Notice”) of the availability of such space and the business terms upon which Landlord is willing to so lease such space (the “Business Terms”). For the purposes hereof, First Offer Space shall be deemed “available for reletting” when Landlord determines that the then current tenant of such First Offer Space will vacate such First Offer Space and when Landlord intends to offer such First Offer Space for lease. The parties acknowledge that, as of the Date of this Lease, none of the First Offer Space is leased. Therefore, no portion of the First Offer Space shall be deemed “available for reletting” until each such First Offer Space has been leased to a third party and thereafter Landlord determines that such third party tenant of such First Offer Space will vacate such First Offer Space If Tenant wishes to exercise Tenant’s right of first offer with respect to such First Offer Space on the Business Terms set forth in Landlord’s First Notice, Tenant shall do so, if at all, by giving Landlord notice (“Tenant’s Acceptance Notice”) of Tenant’s desire to enter into an amendment to this Lease to incorporate the entire amount of such First Offer Space into the Premises demised under the Lease (Tenant having no right to lease less than the entire amount of such First Offer Space offered to Tenant) on such Business Terms on or before the date twenty (20) days after Tenant’s receipt of Landlord’s First Notice. If Tenant shall timely give Tenant’s Acceptance Notice, the same shall automatically constitute an amendment to this Lease and an agreement to enter into appropriate documentation of such amendment within thirty (30) days after Tenant’s Acceptance Notice, however, the failure of the parties to execute such documentation shall not negate the exercise of Tenant’s right hereunder and the leasing of such additional space shall be upon the terms set forth in this Lease except as otherwise provided in Landlord’s First Notice, If Tenant shall not advise Landlord that it is interested in leasing the First Offer Space so offered within twenty (20) days after Tenant’s receipt of Landlord’s First Notice or if Tenant shall not send Tenant’s Acceptance Notice within the applicable time period set forth above after Tenant’s receipt of the Business Terms, time being of the essence, Landlord shall be free at any time within six (6) months after Landlord’s First Notice to enter into a lease of such space (but not less than or more than such space) with another prospective tenant upon terms which are not less than 95% of the average of the effective rent (i.e. taking into account any rent and other economic concessions and tenant improvement allowances offered by Landlord) set forth in Landlord’s notice to Tenant of the Business Terms; provided that (i) Landlord shall reoffer such First Offer Space to Tenant in accordance with and subject to the terms of this Section 2.3 prior to leasing such First Offer Space or any portion thereof (a) if such terms are less than 95% of the average of effective rent set forth in Landlord’s notice, as aforesaid, (b) if such lease is to be entered into more than six (6) months after Landlord’s First Notice, (c) if Landlord offers to lease such First Offer Space in smaller or larger increments than set forth in Landlord’s First Notice, or (d) if Landlord offers to the tenant leasing such First Offer Space expansion rights or rights of first offer which are materially different than those set forth in Landlord’s First Notice; (ii) Tenant shall have only ten (10) business days to give Tenant’s Acceptance Notice with respect to any such reoffer of such First Offer Space, except that if the sole reason that Landlord reoffers such First Offer Space to Tenant is based upon differences in the expansion rights or rights of first offer, then Tenant shall have only three (3) business days to give Tenant’s Acceptance Notice.

The terms of this Section 2.3 shall continue to apply to the First Offer Space which Tenant elects not to lease following its receipt of a Landlord’s First Notice with respect thereto, provided that with respect to First Offer Space, Landlord will not be obligated under this Section 2.3 to offer such First Offer Space to Tenant again until after the tenancy (including any extension options or renewal) of the next tenant of such area.

2.4           APPURTENANT RIGHTS AND RESERVATIONS. Subject to Landlord’s or Overlandlord’s or any other PruOwner’s right to change or alter any of the following in its discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would materially interfere with the normal operation and use of the Building as a multi-tenant office building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord or Overlandlord or any other PruOwner of which Tenant is given notice: (a) the common lobbies, corridors, stairways, and elevators of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor and (d) the plazas and other common areas of the Prudential Center as Landlord or Overlandlord, or any other PruOwner as the case may be, makes the same available from time to time; and no other appurtenant rights and easements. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises, but Landlord shall not be unreasonable in denying such access; however Landlord shall not deny access to the particular telecommunications service providers who are providing service to Tenant’s trading desk or in connection with Tenant’s banking operations. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion to defray Landlord’s expenses associated therewith. Landlord shall assess such fees at the standard rate for the Building.

Landlord reserves for the benefit of it and of Overlandlord and of any other PruOwner the right from time to time, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better, provided that any such alteration shall not materially reduce the Rentable Floor Area of the Premises. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies, Landlord agrees to use all reasonable efforts to give, or cause Overlandlord or such PruOwner to give, Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

Landlord reserves and excepts for its benefit and the benefit of Overlandlord and any other PruOwner all rights of ownership and use in all respects outside the Premises, including without limitation, the Building and all other structures and improvements and plazas and common areas in the Prudential Center, except that at all times during the term of this Lease Tenant shall have a reasonable means of access from a public street to the Premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that in its sole discretion Landlord or Overlandlord or any other PruOwner, as the case may be, shall have the right to change and rearrange the plazas and other common areas, to change, relocate and eliminate facilities therein, to erect new buildings thereon, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further that Landlord or Overlandlord or any other PruOwner, as the case may be, shall have the right to make changes in, additions to and eliminations from the Building and other structures and improvements in the Prudential Center, the Premises excepted, but the costs thereof shall not be included in Operating Expenses hereinafter defined; provided however that Tenant, its employees, agents, clients, customers, and invitees shall at all times have reasonable access to the Building and Premises, Landlord is not under any obligation to permit individuals without proper building identification to enter the Building after 6:00 p.m.

ARTICLE III
LEASE TERM

3.1           TERM. The Term of this Lease shall be the period specified in Section 1.2 hereof as the “Lease Term”, unless sooner terminated. If Section 1.2 provides for a fixed Commencement Date, then the Commencement Date of the Lease Term hereof shall be such date. Otherwise, the Lease Term hereof shall commence on, and the Commencement Date shall be, the first to occur of:

(a)           The day on which the Premises are delivered by Landlord to Tenant; or

(b)           The date upon which Tenant commences beneficial use of the Premises.

In the case where the Landlord is to perform work to the Premises as provided in Article IV, the Premises shall be considered delivered by the Landlord to the Tenant on the day when the Premises are substantially complete, as defined in Section 4.1 hereof.

As soon as may be convenient alter the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in the form of Exhibit E hereto, of a written Commencement Date Agreement in which the Commencement Date and specified Lease Term of this Lease shall be stated. If Tenant shall fail to execute such Agreement, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

3.2           EXTENSION OPTIONS.

(A)          Exercise of Option. On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the herein described options to extend (i) there exists no “Event of Default” (defined in Section 15.1), and (ii) this Lease is still in full force and effect, Tenant shall have the right, by giving written notice (“Extension Notice”) to Landlord on or before the date (“Notice Date”) fifteen (15) months prior to the expiration of the Term of this Lease (as it may have been previously extended) to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be equal to ninety-five percent (95%) of the Fair Market Rental Value as determined in accordance with clause (B) hereof and except that there shall be no further option to extend beyond the options set forth herein) for two (2) periods of five (5) years each as hereinafter set forth. Each option period is sometimes herein referred to as the “Extended Term.” Notwithstanding the foregoing, the Base Operating Expenses, as defined in Section 6.2 (including, without limitation, the paragraph thereof titled “Gross Up Provision”) shall be equal to the actual amount of Operating Expenses for the calendar year immediately preceding the calendar year in which the applicable Extended Term commences. Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

(B)           Determination of Fair Market Rental Value. “Fair Market Rental Value” shall be determined based on the use of the Premises as first class office space utilizing properties of a similar character in comparable first-class office buildings within the City of Boston (“Landlord’s Determination”)., No later than sixty days prior to the Notice Date Tenant may request that Landlord designate the Annual Fixed Rent payable in respect of the Expansion Area, and Landlord shall designate the Annual Fixed Rent payable during the Extended Term in question (“Landlord’s Determination”) within thirty (30) days thereafter but Landlord shall not be required to make such designation more than seventeen (17) months prior to the commencement of the Extended Term in question. The Annual Fixed Rent shall be equal to 95% of the Fair Market Rental Value. If Tenant disagrees with Landlord’s Determination, then Tenant shall have the right, in the Extension Notice, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Fair Market Rental Value for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit G. If Tenant fails timely to request the Broker Determination, then the Term of the Lease shall be extended for the applicable Extended Term and the Annual Fixed Rent for such Extended Term shall be equal to the Landlord’s Determination.

(C)           Confirmation of Exercise. Upon the giving of notice by Tenant to Landlord exercising Tenant’s applicable option to extend the Lease Term in accordance with the provisions of Section 3.2 (A) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 3.2; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term, beyond the options set forth herein. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option.

ARTICLE IV
CONSTRUCTION

4.0           LANDLORD’S WORK.

In accordance with its plans and specifications, Landlord shall construct the portions of the Building in which the Premises are located and the common areas and facilities providing access thereto, and the same shall be deemed substantially completed upon certification thereof by Landlord’s architect. Such construction work (“Shell Work”) to be performed by Landlord to the Premises is limited to the building shell (as defined by Landlord) and does not include the finish of Premises to be performed as hereinafter provided in this Section 4.0. Attached hereto as Exhibit B-2 is a description of the Shell Work which is subject to such changes as the Landlord may make from time to time during the pendency of the construction of the Shell Work, provided that the same docs not materially change the concept of the Building (the “Base Building Plans”).

(A)          Landlord, at Landlord’s sole cost and expense, shall perform the Shell Work and the work for the preparation of the Premises for Tenant’s occupancy (“Tenant Improvement Work”) described on Tenant’s final approved plans. The Shell Work and the Tenant Improvement Work are sometimes referred to collectively as “Landlord’s Work”. Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (collectively “Landlord’s Force Majeure”) or attributable to Tenant’s action or inaction, Landlord shall use reasonable speed and diligence in the construction of the Landlord’s Work so as to have the same completed on or before January 1, 2002, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord’s Work, except as expressly set forth in Section 4.1.

(B)           The “Substantial Completion Date” shall be defined as the date on which: (i) the Tenant Improvement Work is substantially complete as certified by Landlord’s architect, other than Punch List Items, as hereinafter defined, (ii) Landlord has obtained a certificate of occupancy permitting Tenant to legally occupy the Premises (except that if Tenant engages its own contractors to perform any portion of the work to be performed in the initial preparation of the Premises,

Landlord shall, subject to the provisions of Section 4.4 hereof, be relieved of its responsibility for obtaining such certificate of occupancy to the extent that Landlord’s failure to obtain such certificate of occupancy is based upon any aspect of the work performed by Tenant’s contractors), and (iii) the Shell Work has been substantially completed as certified by Landlord’s architect.

(C)           If the Substantial Completion Date is delayed by virtue of a Tenant Delay, as hereinafter defined, the provisions of Section 4.0 F shall apply.

(D)          “Punch List Items” shall be defined as those items of work and adjustment of equipment and fixtures in the Premises, the incompleteness of which do not cause material interference with Tenant’s use of the Premises, the Garage, and access to each, and which can be completed after Tenant commences its occupancy of the Premises without causing material interference with Tenant’s use of the Premises, the Garage, and access to each. The Punch List Items shall be set forth in a so-called punch list prepared and signed by Tenant and Landlord (provided, however, that Landlord shall give Tenant reasonable advance notice of the time when Landlord intends to walk through the Premises and compile the punch list, and if Tenant does not accompany Landlord on such walk-through, Tenant shall be bound by the punch list compiled by Landlord). The Landlord shall use diligent efforts to complete, as soon as conditions practically permit, all Punch List Items, and Tenant shall cooperate with Landlord in providing access during the performance as may be required to complete such work in a normal manner. Notwithstanding the foregoing, after Tenant opens for business in the Premises, the completion of all Punch List Items, other than work which does not materially interfere with Tenant’s use of the Premises or the Garage, or access thereto, will be performed after the Building’s business hours, to the extent reasonably possible.

(E)           Shell Work shall not be deemed substantially complete until the following work has been completed:

(i)            all portions of the Shell Work necessary to achieve substantial completion of the Tenant Improvement Work;

(ii)           the exterior of the Building shall be substantially completed and completely enclosed, including windows;

(iii)          the items remaining undone in the Building, and the work necessary to complete them, shall be of such nature as will not materially interfere with Tenant’s use and occupancy of the Premises or any part thereof as a first-class business office;

(iv)          the Building lobbies (and the lobby corridors which enable Tenant to access the elevator bank serving Tenant’s Premises) shall be substantially completed and access/egress shall be materially unobstructed from the Huntington Avenue entrance to the elevator banks serving the Premises. All such areas shall be free of scaffolding and construction materials;

(v)           the exterior of the Building and those sidewalks of the Building which access the lobby and elevators shall be substantially free of hoists, sidewalk bridges and construction equipment and materials insofar as the same would in any manner affect access to the Premises; and

(vi)          at least four (4) elevators (with finished passenger cabs) in Tenant’s elevator bank and at least one (1) elevator (with a finished passenger cab) serving the Garage shall be available for Tenant’s use.

Any portion of the Shell Work which is not completed on or before the Commencement Date shall be completed as soon as conditions practically permit. Each party shall take necessary reasonable measures to the end that each party’s contractors shall cooperate in all ways with the other party’s contractors to avoid any delay to the work being performed by each party’s contractors or conflict in any other way with the performance of each party’s work.

(F)           A “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Work to the extent that such delay is:

(i)            caused by Tenant’s failure to timely comply with the Plans and Construction Schedule set forth in Exhibit B-4 except where due to Landlord’s delay; or

(ii)           due to special work (i.e., long-lead items (as evidenced by advice from the suppliers, contractors or the like) of which Landlord advises Tenant in writing at the time that Landlord approves Tenant’s plans); or

(iii)          due to changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof after Landlord approves Tenant’s plans; or

(iv)          caused by delay and/or default on the part of Tenant or its contractors including, without limitation, the entities furnishing communications, data processing or other service or equipment, except to the extent caused by Landlord’s failure to comply with its obligations under Section 4.4 (ii) hereof.

With respect to any Tenant Delay under this clause (iv), no period of time prior to the date that Landlord notifies Tenant of a Tenant Delay shall be considered to be a Tenant Delay.

(v)           caused by Tenant or Tenant’s Representatives, as hereinafter defined, taking any action or failing to take any action which Tenant is required to take.

If Landlord has complied, as appropriate, with its obligations under Sections 4.2 and 4.3 as of the Authorization to Proceed Date and Tenant fails to give Landlord a written and unconditional authorization to proceed with the Tenant Improvement Work on or before the Authorization to Proceed Date set forth on Exhibit B-4, then each day between the Authorization to Proceed Date and the date that Tenant gives Landlord such authorization to proceed shall be deemed to be a day that Landlord is delayed as the result of a Tenant Delay, provided that the number of days of Tenant Delay pursuant to this sentence shall not exceed the number of days which Substantial Completion Date occurs after January 1, 2002. Except as set forth in the immediately preceding sentence, Tenant shall not be responsible for any delays in Landlord’s Work, including the Tenant Improvement Work, except to the extent that Landlord is delayed solely as the result of a Tenant Delay. Furthermore, if Tenant delivers full construction documents to Landlord on or before the Plans Date, as set forth in Exhibit B-4, then Tenant’s failure to deliver schematic plans on or before the Initial Plans Submission Date, or failure to deliver design development plans on or before the Interim Plans Submission Date, both as set forth in Exhibit B-4, shall not be considered a Tenant Delay.

In the event of a Tenant Delay(s), Tenant shall pay to Landlord, on the last day of the month in question (but the first such payment shall not be due until the date on which the Substantial Completion Date would have occurred but for Tenant Delays), as rent, on a monthly basis in arrears, an amount (“Tenant Delay Payment”) equal to the Annual Fixed Rent which would have been payable to Landlord during the length of any Tenant Delays.

4.1           TENANT’S TERMINATION RIGHTS AND REMEDIES BASED ON DELAYS IN LANDLORD’S WORK.

(A)          Abandonment of Construction. If Landlord abandons construction of the Building for a period in excess of ninety (90) days (which period shall be extended automatically for such periods of time as Landlord is prevented from proceeding therewith by reason of Landlord’s Force Majeure as defined in Section 4.0) (“Abandonment Trigger Period”), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so within the time period between the Abandonment Trigger Period and the date when Landlord resumes construction of the Building; and, if Tenant timely gives such notice, the Term of the Lease shall cease and come to an end thirty (30) days after Landlord’s receipt of such notice from Tenant without further liability or obligation on the part of either party unless, on or before the end of such thirty (30) day period, Landlord resumes construction of the Building; and such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s abandonment of construction of the Building.

(B)           Failure to Achieve Milestones, (i) If Landlord fails to commence construction of the mid-rise elevators in the Building by November 1, 2000 (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding therewith by reason of Landlord’s Force Majeure or by reason of Tenant Delay) Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so before Landlord has commenced construction of the mid-rise elevators; and, if Tenant timely gives such notice, the Term of the Lease shall cease and come to an end thirty (30) days after Landlord’s receipt of such notice from Tenant without further liability or obligation on the part of either party unless, on or before the end of such thirty (30) days, Landlord commences construction of the mid-rise elevators; and such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure to commence construction of the mid-rise elevators, (ii) if Landlord fails to commence construction of the high-rise elevators in the Building by March 1, 2001 (which date shall be extended automatically for such periods of time as Landlord has been prevented from proceeding therewith by reason of Landlord’s Force Majeure or by reason of Tenant Delay) Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so before Landlord has commenced construction of the high-rise elevators; and, if Tenant timely gives such notice, the Term of the Lease shall cease and come to an end thirty (30) days after Landlord’s receipt of such notice from Tenant without further liability or obligation on the part of either party unless, on or before the end of such thirty (30) days, Landlord has commenced construction of the high-rise elevators; and such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure to commence construction of the high-rise elevators; or (iii) if Landlord fails to commence construction of the Tenant Improvement Work by November 1, 2001 (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding therewith by reason of Tenant Delay) then Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so before the commencement of such construction; and, if Tenant timely gives such notice, the Term of the Lease shall cease and come to an end thirty (30) days after Landlord’s receipt of such notice from Tenant without further liability or obligation on the part of either party unless, on or before the end of such thirty (30) day period, Landlord commences such construction; provided, that, except where the date for such commencement is delayed by Tenant Delay beyond December 15, 2001 the termination shall take effect not later than December 15, 2001 or the date of receipt by Landlord of Tenant’s notice, whichever shall occur last. Such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure to commence construction of the Tenant Improvement Work.

For the purposes of this subparagraph (iii) the construction of the Tenant Improvement Work shall be considered to be commenced upon commencement of installation of Tenant mechanical systems in the Premises.

(C)           Failure to Achieve Substantial Completion. If the Substantial Completion Date shall not have occurred on or before October 1, 2002 (“Outside Completion Date”) (which date shall be extended for any act or failure to act of Tenant which interferes with Landlord’s Work, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after receipt of such notice, the Substantial Completion Date occurs. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date. Such right of termination shall be Tenant’s sole and exclusive remedy for Landlord’s failure to complete Landlord’s Work.

(D)          Landlord’s Termination Rights for Force Majeure and Tenant Delay. If the Substantial Completion Date has not occurred by December 1, 2002 due to Landlord’s Force Majeure as defined in Section 4.0 or one or more Tenant Delays, then Landlord, without limiting Landlord’s other rights on account thereof, shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so; and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party.

4.2           PLANS

(A)          Planning Process. Tenant shall, promptly after this Lease is executed by Tenant and Landlord and delivered, submit to Landlord for Landlord’s approval an initial set of plans (“Initial Plans”), progress plans from time to time (“Interim Plans”) and a full set of construction drawings (“Final Plans”) for Tenant Improvement Work (collectively “the Plans”).  Tenant’s architect therefor is Design Management Corporation. The Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-2. Landlord’s approval of the Initial Plans and the Interim Plans (and the Final Plans, provided that the Final Plans are consistent with the Initial Plans and the Interim Plans and contain at least the information required by, and conform to the requirements of, said Exhibit B-2), shall not be unreasonably withheld, conditioned or delayed and shall comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord under this Section 4.2 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord agrees to respond to any Initial Plans within thirty days (30) of receipt thereof and to Interim Plans and the Final Plans within fourteen (14) days of receipt thereof. If Landlord fails to timely respond then for each day of such failure, there shall be a corresponding day for day delay in the time periods under Exhibit B-4 to the extent applicable. If Landlord disapproves of any Plans, then Tenant shall, within ten (10) days of receipt of such disapproval, have the Plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord (provided, however, that Tenant shall have fourteen (14) days to resubmit the Plans in the case a major redesign is required as the result of such disapproval). Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition. Landlord shall respond to the resubmission of any Plans by Tenant within five (5) days of Landlord’s receipt thereof (or fourteen (14) days in the case of a major redesign). Tenant shall prepare the Plans within the time frames set forth in the Plans and Construction Schedule attached hereto as
Exhibit B-4. If no time period is specified in Exhibit B-4 or elsewhere in this Article IV for any action which must be taken by Tenant in connection with the approval of the Plans or the performance of the Tenant Improvement Work, Tenant shall be required to take such action within ten (10) business days after Tenant receives a written request to take such action. Time is of the essence of Tenant’s obligation to prepare the Plans in accordance with Plans and Construction Schedule, except to the extent that Tenant is delayed by Landlord’s failure to act in a timely manner in accordance with this Paragraph (A).

4.3           PERFORMANCE OF LANDLORD’S WORK; COST OF TENANT IMPROVEMENT WORK AND OF LANDLORD’S BASE BUILDING WORK

(A)          Landlord shall engage a contractor (“General Contractor”) as the general contractor to perform the Landlord’s Work under a contract (the “TI Contract”). Landlord shall use J.P. Moriarty (“Moriarty”) as the General Contractor but may

use another entity as the General Contractor if Moriarty is not the general contractor for the Building.

(B)           In determining the cost of the Tenant Improvement Work to be paid by Tenant (if any) pursuant to Paragraph (H) of this Section 4.3, any savings accruing to the Landlord under the TI Contract shall reduce the cost of the Tenant Improvement Work to be paid by Tenant. The General Contractor shall be required to submit separate certificates for payment under the TI Contract from the certificates for payment which it submits to Landlord in connection with the Shell Work.

(C)           Landlord shall receive no construction management fee in connection with the performance of the Tenant Improvement Work.

(D)          Following Landlord’s approval of the Final Plans, Landlord shall cause the General Contractor to obtain at least three (3) subcontractor bids for each trade in connection with the Tenant Improvement Work. Tenant shall have the right to propose one subcontractor for each trade for the Tenant Improvement Work and to consult with Landlord and the General Contractor regarding the preparation of the bid packages.  All subcontractors shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s General Contractor may bid on portions of the Tenant Improvement Work that would be performed by a subcontractor, such as rough carpentry. Landlord shall prepare an analysis of such bids and recommendations for Tenant’s review. Landlord and Tenant shall prequalify each subcontractor for each trade on the bid list. The bid packages shall require bids to identify all long lead items and to specify delivery dates therefor. Landlord’s General Contractor under the direction of Landlord will solicit the bids from the subcontractors and administer the bid solicitation process consistent with the time periods provided for in Exhibit B-4. Upon the conclusion of the bid solicitation process, Landlord will provide Tenant with a copy of the bids received from the subcontractors, including an analysis of such bids and recommendations for Tenant’s review, and meet with Tenant to determine which of the subcontractors shall be awarded the subcontract for each major trade within the Tenant Improvement Work. Tenant shall reasonably cooperate with Landlord’s efforts to expedite the bid process. After Landlord’s receipt of bids for the Tenant Improvement Work, Tenant shall have the right, in accordance with the Plans and Construction Schedule set forth on Exhibit B-4, to select the subcontractor in each trade from the prequalified list for the Tenant Improvement Work.

(E)           Cost Proposal. Landlord shall advise Tenant of preliminary price estimates (including breakdowns by trade) as promptly as possible but in any event within the following time periods: (i) ten (10) business days after Landlord’s receipt of the Initial Plans, (ii) fifteen (15) business days after

Landlord’s receipt of the Interim Plans, and (iii) within twenty (20) business days after Landlord’s receipt of the Final Plans, After Landlord and Tenant meet to evaluate the results of the bid solicitation process, Landlord shall calculate and furnish to Tenant a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, subject to Section 4.3D above, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process and to be let upon approval of the Cost Proposal, broken down by trade (“Direct Costs”), and (ii) the amount of the General Contractor’s fee and general conditions based on the Direct Costs. The components of the Cost Proposal shall (subject to Change Orders) be fixed at the rates set forth therein.

(F)           Tenant Approval of Cost Proposal; Redesign Period. Tenant shall approve or reject the Cost Proposal in writing to Landlord on or before the later to occur of (i) ten business days after being furnished the same, or (ii) the Authorization to Proceed Date set forth on Exhibit B-4. If Tenant fails to give Landlord notice approving of the Cost Proposal within the period required under the preceding sentence, Tenant shall be deemed to have rejected the Cost Proposal. If Tenant rejects or is deemed to have rejected the Cost Proposal, (i) no Tenant Improvement Work will commence until a Cost Proposal, has been approved by Tenant, and (ii) within fifteen (15) business days after the expiration of Tenant’s response period under the first sentence of this Section 4.3F, Tenant shall make such revisions to the Final Plans as Tenant desires to make to change the cost of the Tenant Improvement Work and resubmit the same to Landlord for approval pursuant to the process set forth in Section 4.2 above. In such event, Landlord shall direct Landlord’s contractor to re-price the Tenant Improvement Work based upon the revised Final Plans and shall submit a revised Cost Proposal to Tenant within ten (10) business days (or twenty-one (21) business days in the case of a major redesign) after receipt of revised Final Plans. Tenant shall give Landlord written notice accepting or rejecting the revised Cost Proposal on or before the later of (x) five (5) business days after Tenant’s receipt thereof or (y) the Authorization to Proceed Date, and failure to give such notice within such period shall be deemed a rejection thereof.  In any event, the cost of any change in or cancellation of any long lead time items after the Long Lead Time Release Date (as set forth on Exhibit B-4) shall be Tenant’s responsibility; and Tenant’s failure, on or before the Authorization to Proceed Date, to approve a Cost Proposal acceptable to Landlord and to authorize, in writing, Landlord to commence the performance of the Tenant Improvement Work shall be deemed to be a Tenant Delay, except to the extent that such failure is based upon Landlord’s failure to timely satisfy its obligations under either Section 4.2A or Section 4.3F.

(G)           Change Orders. Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval (which shall not be unreasonably withheld) change proposals subsequent to Landlord’s approval of the Final Plans and

Tenant’s approval of the Cost Proposal (each, a “Change Order”), Landlord agrees to respond to any such change proposal (which response shall include any information necessary for Tenant to evaluate such change order) within such time as is reasonably necessary (taking into consideration the information contained in such change proposal) after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such change proposal, as well as an estimate of any delay which would likely result in the completion of the Tenant Improvement Work if a Change Order is made pursuant thereto. Tenant shall have the right to then approve or withdraw such change proposal within five (5) business days after receipt of such information. If Tenant approves such change proposal and a Change Order is made, then the Change Order Costs associated with the approved change order shall be deemed additions to the Cost Proposal.

(H)          Landlord’s Shell Work shall, subject to Paragraph B of Section 4.2, be performed by Landlord at Landlord’s expense. In addition, in the event that the cost of Landlord’s Shell Work is increased as the result of any Tenant Delays, Tenant shall, within thirty (30) days of billing therefor, pay to Landlord, as Additional Rent, the cost of any such increase. Landlord shall give notice to Tenant that Landlord anticipates that a Tenant Delay will increase the cost of Landlord’s Shell Work as soon as reasonably possible after Landlord has identified that such delay will cause such increase even though the amount of such increase has not been identified.

(I)            The Tenant Improvement Work shall, subject to the Special Allowance (as defined in Section 5.3), if applicable, be performed by Landlord at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work exceeds the Special Allowance, if applicable, then Tenant shall pay to Landlord the amount of such excess. No payments on account of the Tenant Improvement Work shall be due from Tenant until the Special Allowance has first been exhausted. Any payments due from Tenant on account of the Tenant Improvement Work shall be due and payable, as Additional Rent, within thirty (30) days of billing therefor. Landlord may bill Tenant for such excess costs on a monthly basis as Landlord incurs such costs after Landlord has exhausted the Special Allowance.

(J)            Tenant acknowledges and agrees that Tenant’s Representatives shall have full power and authority to act on behalf of Tenant and any action taken by Tenant’s Representatives shall be fully binding upon Tenant.

4.4           HOLDOVER DAMAGES. If Landlord shall have failed substantially to complete the work in the Premises described in the Plans on or before February 1, 2002 (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of any act or failure to act of Tenant which interferes with Landlord’s construction of the Premises, without limiting Landlord’s other rights on account thereof), Landlord shall, in the manner hereinafter set forth, reimburse Tenant up to $641,773.32 (“Landlord’s Holdover Payment”) towards Tenant’s Holdover Damages, as hereinafter defined, incurred by Tenant during the period (“Holdover Period”) from February 1, 2002 until the Commencement Date. For the purposes hereof, “Tenant’s Holdover Damages” shall be equal to the Holdover Premium, as hereinafter defined, payable by Tenant to its Existing Landlord, as hereinafter defined, during the Holdover Period. For the purposes hereof, the “Holdover Premium” shall mean, subject to the following limitation, all amounts payable by Tenant to the Existing Landlord on account of rent, use or occupancy of Tenant’s Existing Premises at One Financial Center, Boston, MA (“Existing Premises”) during the Holdover Period, less the amount of rent which would have been payable by Tenant to the Existing Landlord for the Holdover Period had the rent payable during the Holdover Period equaled the amount of rent and other charges payable by Tenant under its existing lease dated 11/8/84, as amended (“Existing Lease”) by and between Dewey Square Tower Associates, as landlord (“Existing Landlord”) and Tenant, as tenant, in effect immediately preceding the termination of the Existing Lease; provided, however, that the Holdover Premium shall not exceed the sum of the square footage of the Existing Premises in which Tenant holds over during the Holdover Period multiplied by $.0548 per diem per square foot of holdover. Tenant may invoice Landlord for landlord’s Holdover Payment monthly as the same is incurred by Tenant and Landlord shall pay the Landlord’s Holdover Payment to Tenant within thirty (30) days after receipt of an invoice therefor provided that no default of Tenant, beyond the expiration of applicable notice and/or cure periods, then exists. Such payment of Tenant’s Holdover Damages up to Landlord’s Holdover Payment shall be Tenant’s sole and exclusive remedy for Landlord’s failure so to complete such work within such time. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing the work to be done by Landlord pursuant to Section 4.1, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

4.5           QUALITY AND PERFORMANCE OF WORK. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, bylaws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 9.1 hereof). All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying. Except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord’s construction obligations under this Article IV no later than eleven months after the Commencement Date Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Article IV. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Plans and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

ARTICLE V
ANNUAL FIXED RENT AND ELECTRICITY AND SPECIAL ALLOWANCES

5.1           FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord at such place as Landlord shall from time to time designate by notice (1) on the Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 and (2) on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one-twelfth of the Annual Fixed Rent as determined in Section 3.2 for the applicable Extended Term. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of BOSTON PROPERTIES LIMITED PARTNERSHIP, Agents at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by BOSTON PROPERTIES LIMITED PARTNERSHIP, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro data basis, and, if the Commencement Date shall be other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement.

5.2           ALLOCATION OF ELECTRICITY CHARGES. Landlord shall reallocate the cost of electricity to tenants of the Building (including, but not limited to, Tenant herein) in accordance with the procedure contained in Exhibit F, and Tenant shall pay for electricity as provided in said Exhibit F.

5.3           SPECIAL ALLOWANCE. Landlord shall provide Tenant with a special allowance (“Special Allowance”) in the amount of Three Million Thirty Eight Thousand Seven Hundred and 00/100 ($3,038,700.00) Dollars (i.e., $50.00 per square foot of Rentable Floor Area of the Premises) to be applied against the costs of the Tenant Improvement Work (the “Tenant Costs”). In the event that the Tenant Costs are less than the Special Allowance, Tenant shall be entitled to use up to $607,740.00 of the Special Allowance (i.e., $10.00 per square foot of Rentable Floor Area of the Premises) toward costs incurred by Tenant in connection with installing cabling in the Premises, towards furniture to be used in the Premises, and towards moving expenses (the “Move-In Allowance”). Landlord shall reimburse such costs within thirty (30) days of Landlord’s receipt of approved invoices from Tenant evidencing such costs. Any Allowance remaining shall, at Landlord’s election, be paid to Tenant as a cash payment or be applied as a credit against Annual Fixed Rent and Additional Rent owed by Tenant under this Lease. Landlord shall not be entitled to deduct from the Special Allowance any construction management fee for Landlord’s oversight of the Landlord Work.

5.4           PLANS ALLOWANCE. Landlord shall contribute up to One Hundred Eighty- Two Thousand Three Hundred Twenty-Two and 00/100 ($ 182,322.00) Dollars (i.e., $3.00 per square foot of Rentable Area of the Premises) (“Plans Allowance”) towards the costs incurred by Tenant in preparing the Plans. Landlord shall pay the Plans Allowance to Tenant’s architect within thirty (30) days of receipt of approved invoices from Tenant evidencing such costs. Tenant shall not be entitled to any unused portion of the Plans Allowance.

5.5           MOVING ALLOWANCE. Landlord shall contribute up to One Hundred Twenty One Thousand Five Hundred Forty Eight and 00/100 ($121,548.00) Dollars (i.e., $2.00 per square foot of Rentable Floor Area of the Premises) (“Moving Allowance”) towards the costs incurred by Tenant in moving to the Premises. Landlord shall pay the Moving Allowance to Tenant’s moving company within thirty (30) days of receipt of approved invoices from Tenant evidencing such costs. Tenant shall not be entitled to any unused portion of the Moving Allowance.

ARTICLE VI
TAXES AND OPERATING EXPENSES

6.1           DEFINITIONS. With reference to the real estate taxes and Operating Expenses referred to in this Article VI, it is agreed that terms used herein are defined as follows:

(a)           “Tax Year” means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate Governmental tax fiscal period shall begin on any date other than July 1, such other date.

(b)           Omitted.

(c)           “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year; provided, however, that if in any Tax Year an abatement has been obtained on account of vacancies in the Building, or if the real estate taxes had initially been assessed in an amount to reflect such vacancies then Landlord’s Tax Expenses shall be determined to be an amount equal to the taxes which would normally be expected to have been assessed had occupancy been ninety-five percent (95%) as of the reference date or period on which or in relation to which such assessment was made. For this purpose, taxes on properties comparable to the Building may be used as a reference if such properties were occupied at ninety-five percent (95%) more or less during the relevant period.

(d)           “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any Governmental authority on, or, subject to the provisions of this paragraph (d) allocable to, (i) the Building, (ii) the Overlease Premises, or (iii) the land, open areas, public areas and amenities, plazas, common areas and other non-leasable areas of the Prudential Center (for the purposes of this subsection (d) ”Tax Common Areas”), which the Landlord shall be obligated to pay under the Overlease or because of or in connection with the ownership, leasing or operation of the Building or Overlease Premises and reasonable expenses of any proceedings for abatement of taxes. The Overlease provides that: (i) if the Overlease Premises are separately assessed from other portions of the Prudential Center for real estate tax purposes, then real estate taxes shall mean such taxes as so separately assessed together with the share allocable to the Overlease Premises of real estate taxes on the Tax Common Areas as determined in accordance with the Overlease; and (ii) if the Overlease Premises are not so separately assessed, the Overlease provides a mechanism for the allocation of the real estate taxes to be paid by Landlord under the Overlease in respect of the Building, the Overlease Premises and the Tax Common Areas. In either case, the real estate taxes allocable to the Garage shall be excluded from such real estate taxes for the purposes of this Lease, and if the portions of the Garage within the Overlease Premises are not separately assessed for real estate taxes from the remainder of the Overlease Premises, then the real estate taxes allocable to the Garage to be so excluded shall be determined in accordance with the terms of the Overlease and such determination shall be binding on Tenant. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or Overlease Premises, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Prudential Center is located) measured by or based, in whole or in part, upon any such gross, rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Building, were the only property of Landlord. For the purposes of this Lease, real estate taxes shall include any payment in lieu of taxes or any payments made under Chapter 121A of the Massachusetts General Laws or any similar law. The parties acknowledge that Landlord is presently negotiating with the Tax Assessor of the City of Boston so that, as of the Commencement Date, the Tax Assessor shall, with respect to each fiscal/tax period issue a single real estate tax bill which will include all real estate taxes imposed by the City of Boston relating to both the Building and the Overlease Premises, and Landlord shall hereafter use reasonable and diligent efforts to achieve the same. However, to the extent that the Building is not separately assessed for real estate tax purposes, but is assessed as part of a larger parcel, then the Landlord shall make a reasonable allocation as to the amount of the real estate taxes (i.e. so far as such taxes are imposed on the land of the Prudential Center and the open areas, public areas and amenities, plazas, common areas and other non-leasable areas of the Prudential Center) that shall be allocated to the Building for the purposes of determination of the Tenant’s share of increases in real estate taxes under this Lease.

6.2           OPERATING COSTS DEFINED. “Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Building

(as hereinafter defined) as Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Office Portion of the Building. “Base Operating Expenses Allocable to the Premises” means the product of $15.00 multiplied by the Rentable Floor Area of the Building. “Operating Expenses for the Building” means the cost of operation of the Building and the Building’s share of the cost of operating other areas of the Prudential Center as more specifically provided below in this Section 6.2, including those incurred in discharging the obligations under Section 7.2 and 7.3 and also includes Landlord’s Tax Expenses (as hereinbefore defined); however there shall be excluded from the Operating Expenses for the Building the cost of operation of the Garage and Operating Expenses Allocable to the Retail Portion of the Building, as hereinafter defined. In addition, such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the Building, the general overhead and administrative expenses of the home office of Landlord or Landlord’s managing agent or of Overlandlord or Overlandlord’s managing agent, and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation:

(a)           compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining, managing, insuring or cleaning of the Building or, as allocated under clause (i) below, the Operating Common Areas;

(b)           payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or, as allocated under clause (i) below, the Operating Common Areas;

(c)           steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

(d)           cost of maintenance, cleaning and repairs and replacements(other than repairs reimbursed from contractors under guarantees);

(e)           cost of snow removal and care of landscaping;

(f)            cost of building and cleaning supplies and equipment;

(g)           premiums for insurance carried with respect to the Building or, as allocated under clause (i) below, the Operating Common Areas (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage);

(h)           management fees at reasonable rates consistent with the type of occupancy and the services rendered;

(i)            the cost of operating, maintaining, cleaning and insuring the open areas, public areas and amenities, plazas, common areas, common facilities and other non-leasable areas of the Prudential Center that are used in common by tenants of the Prudential Center (“Operating Common Areas”) and other Mixed Use Common Area Maintenance Costs, as defined in the Overlease, under the Overlease incurred by Overlandlord, Landlord or any other PruOwner and allocated to the Building or Overlease Premises under the Overlease, and any shuttle buses for the use by tenants of the Building either alone or in common with tenants of other buildings in the Prudential Center (but see subparagraph (v) below for limitations on the inclusion of subsidies for amenities). For the purposes of this Section 6.2, the Operating Common Areas of the Prudential Center shall not include the Arcades and Exterior Common Areas, as defined in the Overlease, the lobbies within any building now or hereafter located at the Prudential Center or the Garage;

(j)            depreciation for capital improvements (x) to reduce Operating Expenses if Landlord reasonably shall have determined that the annual reduction in Operating Expenses shall exceed depreciation therefor or (y) to comply with Legal Requirements (plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located), and in the case of both (x) and (y) depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of l/l2th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal (such depreciation being hereinafter referred to as the “Permitted Depreciation”);

(k)           Landlord’s Tax Expenses, as defined in Section 6.l(c) (the parties hereby acknowledging that Landlord’s Tax Expenses for each calendar year shall include the actual amount of Landlord’s Tax Expenses for the Tax Periods included in such calendar year); and

(I)            all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, Overlease Premises, or as allocated under clause (i) above, the Operating Common Areas and properly chargeable against income.

Notwithstanding the foregoing, the following shall be excluded from Operating Expenses for the Building:

(i)            The costs of the initial construction of the Building, and any repair costs in connection with latent defects in the Building (including any failure of the Building to comply with laws which are in effect as of the Commencement Date which are incurred by Landlord prior to the fifth (5th) anniversary of said Commencement Date and repair costs in connection with other buildings in the Prudential Center and any costs of a capital nature incurred before such fifth (5th) anniversary date except where required to comply with law enacted subsequent to the Commencement Date;

(ii)           All capital expenditures and depreciation, except as otherwise explicitly provided in this Section 6.2;

(iii)          Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building or in Prudential Center;

(iv)          Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building or the Prudential Center, provided however, that the foregoing shall not exclude the inclusion of the amortization and interest permitted to be included in Operating Expenses on account of capital improvements under Section 6.2(j) above;

(v)           Legal, auditing, consulting and professional fees and other costs, (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building and/or the Operating Common Areas of Prudential Center), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Building or the Prudential Center, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws

(vi)          Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant’s or Landlord’s expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord’s expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(vii)         The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under the Lease, by any tenant, or by any third party, such as the cost of supplying electricity for plugs and lights in a tenant’s premises;

(viii)     The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of a reasonable deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(ix)      Insurance premiums to the extent any tenant causes Landlord’s existing insurance premiums to increase or requires Landlord to purchase additional insurance because of such tenant’s use of the Building for other than office purposes;

(x)       Any advertising, promotional or marketing expenses for the Buildings or the Prudential Center;

(xi)      The cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the vicinity of the Building;

(xii)          Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(xiii)     Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(xiv)     Contributions to charitable organizations;

(xv)      Costs incurred in removing the property of former tenants or other occupants of the Building;

(xvi)     The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 11.2) in the Building or on the Prudential Center required by “Hazardous Materials Laws” (as defined in Section 11.2), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Operating Expenses, subject, however, to Section 6.2(j) to the extent that such cost is treated as a capital expenditure.

(xvii)    The cost of acquiring, installing, moving or restoring objects of art;

(xviii)      Wages, salaries, or other compensation paid to any executive employees above the grade of general manager at the Prudential Center, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant;

(xix)     Operating Costs for the Garage, the retail portions of the Prudential Center (other than as expressly provided above), or any building now or hereafter located at the Prudential Center (other than the Building and the Operating Common Areas of the Prudential Center, as set forth above);

(xx)          The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Operating Costs;

(xxi)       The cost of installation of, space preparation for, and rent applicable to any amenities of the Prudential Center (the parties hereby agreeing that this clause (xxi) shall not be deemed to exclude the coat of subsidizing the operation of those amenities of the Prudential Center that are not businesses, a health club being an example of such an amenity);

(xxii)        Cost or expenses due to the willful misconduct or gross negligence of Landlord;

(xxiii)       Bad debt expenses;

(xxiv)     Payments to any affiliate of Tenant which exceed the amount which would have been paid had the service been provided by, a non-affiliated party;

(xxv)        General corporate overhead expenses and general administrative expenses; or

(xxvi)       Cost of correcting violation of laws currently in effect.

Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, or the Base Operating Expenses applicable to any Expansion Area, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Expenses (excluding Landlord’s Tax Expenses) which vary according to occupancy for such period shall be adjusted to equal the amount that such Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

“Operating Expenses Allocable to the Retail Portion of the Building” means:

(a)           all costs related to the operation, cleaning and maintenance of the Retail Portion of the Building, including, without limitation:

(i)            compensation, wages and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the Operating, maintaining or cleaning of the Retail Portion of the Building,

(ii)           payments under service contracts with independent contractors for the operating, maintaining or cleaning of the Retail Portion of the Building,

(iii)          steam, chilled water, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2) for the Retail Portion of the Building and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services,

(iv)          cost of maintenance, cleaning and repairs and replacements for the Retail Portion of the Building (other than repairs reimbursed from contractors under, guarantees),

(v)           cost of rubbish removal for the Retail Portion of the Building, including without limitation, the cost of maintaining dumpsters and compactors,

(vi)          the Permitted Depreciation for the Retail Portion of the Building,

(vii)         cost of cleaning supplies and equipment,

(viii)        the arcade common area maintenance costs under the Overlease, and

(ix)           all other reasonable and necessary direct expenses paid in connection with the operating, cleaning and maintenance of the Retail Portion of the Building and properly chargeable against income; plus

(b)           the same proportion of the following costs (which costs (x) are not otherwise included in subparagraph (a) above and (2) are not incurred for the exclusive benefit of the Office Portion of the Building) as the Total Rentable Floor Area of the Retail Portion of the Building bears to the Total Rentable Floor Area of the Building:

(i)            cost of snow removal and care of landscaping,

(ii)           premiums for insurance carried with respect to the Building or the Prudential Center (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Building, including such insurance as may be required by the holder of such first mortgage),

(iii)          the cost of operation of the open areas, public areas and amenities, plazas, common areas, facilities and other non-leasable areas of the Prudential Center and other mixed use common area maintenance costs under the Overlease incurred by Overlandlord, Landlord or any other PruOwner and allocated to the Building or Overlease Premises under the Overlease,

(iv)          the Permitted Depreciation,

(v)           management fees at reasonable rates consistent with the type of occupancy and the services rendered, and

(vi)          steam, chilled water, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2) for the Building and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services.

6.3           TENANT’S ESCALATION PAYMENTS. (A) If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined in Section 6.2) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined in Section 6.2) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Cost Excess”), then Tenant shall pay to Landlord, as

Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 6.3, the amount of such excess.

(B)           Payments by Tenant on account of the Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Cost Excess for each calendar year during the Lease Term.

(C)           No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Building and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Operating Cost Excess and the amount of Operating Cost Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

Any payment by Tenant for the Operating Cost Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

(D)          Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Cost Excess:

1.             Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

2.             Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amount of Operating Expenses.

3.             Any request for examination in respect of any calendar year may be made no more than one (1) year after Landlord advises Tenant of the actual amount of Operating Expenses in respect of such calendar year and provides to Tenant the year-end statement required under Paragraph C of this Section 6.3, provided however, if such examination results in a determination that Tenant was overcharged with respect to a calendar year, then Tenant shall have the right to review Landlord’s books as to the erroneous items for the two calendar years immediately prior to the calendar year in question, and if such examination results in a determination that Landlord committed a fraud with respect to a calendar year, then Tenant shall have the right to review Landlord’s hooks for the three (3) calendar years immediately prior to the calendar year in question. If such examination results in the determination that Tenant was overcharged with respect to a calendar year by more than five percent (5%), then Landlord shall reimburse Tenant for the reasonable cost of such examination, not to exceed $2,000,00.

4.             Such examination may be made only by an independent certified public accounting firm or other hourly consultant approved by Landlord, which approval shall not be unreasonably withheld. Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

5.             As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements. Without limiting the foregoing, if Tenant uses any examiner which is other than a nationally recognized accounting firm, Tenant’s examiner shall be required to agree that it will not represent any other tenant in the Building or in other buildings located in the Prudential Center which is owned by Landlord or an affiliate of Landlord in connection with reviewing operating expenses for such tenant.

ARTICLE VII
LANDLORD’S REPAIRS AND SERVICES

7.1           STRUCTURAL REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord’s sole cost and expense, keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building; provided however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any loss, destruction or damage caused by the negligence or willful misconduct of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2           OTHER REPAIRS TO BE MADE BY LANDLORD. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain, and except as otherwise provided in this Lease, and subject to provisions for reimbursement by Tenant as contained in Section 6.3, Landlord agrees to keep and maintain, or cause to be kept and maintained, in good order, condition and repair the common areas and facilities of the Building, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises, except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant’s negligence or misuse, in which event the responsibility therefor shall be Tenant’s), or (b) any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant, licensee, concessionaire or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this Section 7.2, unless expressly otherwise provided in this Lease.

7.3           SERVICES TO BE PROVIDED BY LANDLORD. In addition, and except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 6.3 and Tenant’s responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish services, utilities, facilities and supplies as set forth in Exhibit C hereto equal in quality comparable to those customarily provided by landlords in high quality buildings in Boston. In addition, Landlord agrees to furnish, at Tenant’s expense, reasonable additional

Building operation services which are usual and customary in similar buildings in Boston, and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord.

7.4           NO DAMAGE. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Prudential Center however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any Governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

7.5           Rent Abatement. Notwithstanding anything to the contrary in this Lease contained, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, (iii) failure of electric supply caused by Landlord, or (iv) the presence of any Hazardous Materials not introduced or caused by Tenant or anyone for whom Tenant is legally responsible, any portion of the Premises is so adversely affected thereby so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the

Premises during the entirety of the Premises Untenantability Cure Period by reason of such adverse effect, and that such adverse effect and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Annual Fixed Rent and Operating Cost Excess shall thereafter be abated in proportion to such adverse effect and its impact on the continued operation in the ordinary course of Tenant’s business until the day such condition is completely corrected. For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing such adverse effect in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing such adverse effect in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control. The provisions of this clause (C) shall not apply in the event of such adverse effect caused by fire or other casualty, or taking (see Article XIV).

7.6           LANDLORD’S INSURANCE. Landlord shall maintain fire and extended coverage insurance on the Building with commercially responsible insurers and such other insurance as is required under any mortgage. Such insurance shall cover the Tenant Improvement Work to the extent of the Special Allowance under Section 5.3.

ARTICLE VIII
TENANT’S REPAIRS

8.1           TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or Prudential Center by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so)

make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof together with interest thereon at the rate specified in Section 16.21, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE IX
ALTERATIONS

9.1           LANDLORD’S APPROVAL. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion. Without limiting such standard, Landlord shall not be deemed unreasonable:

(a)           for withholding approval of any alterations, additions or improvements which (i) in Landlord’s opinion might affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) enlarge the Rentable Floor Area of the Premises, or (iv) are inconsistent, in Landlord’s judgment, with alterations satisfying Landlord’s standards for new alterations in the Building.

(b)           for making its approval conditional on Tenant’s agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term.

Landlord’s review and approval of any such plans and specifications or under Section 4.1 and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements.

9.1.1        CERTAIN ALTERATIONS. Notwithstanding the terms of Section 9.1, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon at least five (5) business days’ prior written notice to Landlord, to make alterations, additions or improvements to the Premises where:

(i)            the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building;

(ii)           the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)          the cost of any individual alteration, addition or improvement shall not exceed $100,000.00 in each instance; and

(iv)          Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost.

9.2           CONFORMITY OF WORK. Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3           PERFORMANCE OF WORK, GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Prudential Center or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord’s general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. At Landlord’s election, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve. In addition, Tenant shall cause each contractor to carry workmen’s compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.2 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord’s managing agent and Tenant as additional insureds as well as contractors) and to deliver to Landlord certificates of all such insurance.

9.4           LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Prudential Center and immediately to discharge any such liens which may so attach.

9.5           NATURE OF ALTERATIONS. All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(a)           All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(b)           At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant’s computer, telephone and other communication systems and equipment which is located in any risers or conduits (but not any such wiring located within the Premises) and, at Landlord’s election, any alterations, additions and improvements made with Landlord’s consent during the Lease Term which would be unusually expensive to demolish or remove. If Tenant has an interior staircase installed within the Premises then Tenant shall at the expiration or earlier termination of the Lease Term remove such interior staircase and close up the openings and restore all damage, all in accordance with plans and specifications prepared by the Tenant and approved by the Landlord, such approval not to be unreasonably withheld, delayed or conditioned, unless no later than thirty (30) days prior to such expiration or earlier termination date, Landlord informs Tenant that such staircase is not to be removed, in which case such staircase shall not be removed and shall remain in place. If Tenant has the obligation to remove the staircase and has not removed the same by the expiration or earlier termination date, then Landlord may remove the same at Tenant’s cost and Tenant shall pay to Landlord the costs incurred by Landlord in effecting such removal promptly upon billing therefor.  Landlord agrees to make such election at the time Landlord approves Tenant’s plans for such alterations, additions or improvements (or at the time Tenant gives Landlord plans and specifications for work performed pursuant to Section 9.1.1) if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord’s approval (or at the time that Tenant gives Landlord plans and specifications as aforesaid) and Tenant cites the relevant Lease Section to which such request applies. Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

(c)           If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord’s approval is required under Section 9.1 without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6           INCREASES IN TAXES. Tenant shall pay, as Additional Rent, one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

9.7           EARLY ENTRY. Landlord hereby grants to Tenant a license to enter the Premises prior to the Substantial Completion Date in order to perform such installation or work to the Premises as Tenant shall require and as shall be permitted by the terms of this Lease; provided, however, that (i) no such entry shall be made until Landlord has determined that such entry may made be made in a safe manner dependent upon the status of completion of the Building, (ii) no such entry or work shall delay Landlord in the performance of its work in the Building or Premises and any such delay shall be a “Tenant Delay”, and Landlord may revoke such license if any such delay shall occur or be threatened, and (iii) any such access or work shall be at Tenant’s sole risk and, prior to making any such access, Tenant shall deliver to Landlord certificates for the insurance required under this Lease. All of the terms and conditions of this Lease, except for the payment of rent and other charges, shall apply during such period of early access.

ARTICLE X
PARKING

10.1         PARKING PRIVILEGES. Commencing on the Commencement Date, Landlord shall provide to Tenant monthly parking privileges in the portion of the Prudential Center Garage designated for the Building (the “Garage”) of one (1) pass for each 2,000 Rentable Square Feet of Premises leased by Tenant (including any premises demised to Tenant pursuant to Tenant’s expansion and/or right of first offer rights as set forth in Sections 2.2 and 2.3 hereof) for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees (“Unreserved Passes”). In addition, commencing on the Commencement Date, Landlord shall provide to Tenant monthly parking privileges of two (2) passes for the parking of motor vehicles in reserved spaces in the Garage by Tenant’s employees (“Reserved Spaces”), which reserved spaces will be located in one of the areas shown hatched on Exhibit I.

10.2         PARKING CHARGES. With respect to the Unreserved Spaces, Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Garage, for unreserved spaces whether or not such operator is an affiliate of Landlord. With respect to the Reserved Spaces, Tenant shall pay for such parking privileges at the prevailing monthly rates from time to time charged by the operator or operators of the Garage for reserved spaces, whether or not such operator is an affiliate of Landlord.

10.3         GARAGE OPERATION. Unless otherwise determined by Landlord or Overlandlord or the operator of the Garage (the “Garage Operator”), the Garage is to be operated on a self-parking basis, and Tenant shall be obligated to park and remove its own automobiles, and, other than in connection with the Reserved Passes, Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available stalls. Tenant’s access and use privileges with respect to the Garage shall be in accordance with regulations of uniform applicability to the users of the Garage from time to time established by the Landlord, Overlandlord or the Garage Operator. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card so-called, or other suitable device providing access to the Garage, for each parking privilege paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. Any automobile found parked in the Garage during normal business hours without appropriate identification will be subject to being towed at said automobile owner’s expense. The parking privileges granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article XII hereof). Landlord or Overlandlord or the Garage Operator may institute a so-called valet parking program for the Garage, and in such event Tenant shall cooperate in all respects with such program. Landlord reserves for itself and Overlandlord and any other PruOwner the right to alter the Garage as it sees fit and in such case to change the Garage including the reduction in area of the same, Tenant acknowledging that in connection with the potential expansion of buildings in the Prudential Center or the addition of other buildings thereto, it may be necessary to make significant changes to the Garage which may result in the reduction of the amount of parking available in the Garage and the change of location of such parking or may change the access to or egress from the Garage, all of which Landlord, Overlandlord or any other PruOwner may perform in its sole and exclusive discretion, without limitation to its other rights in respect thereof. Notwithstanding the foregoing, in no event shall the number of Tenant’s Reserved Passes or Unreserved Passes be reduced during the Term.

10.4         LIMITATIONS. Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord, Overlandlord or the Garage Operator with respect to the use of the Garage, but such rules and regulations shall not be inconsistent with this Lease. Except to the extent of gross negligence or willful acts, neither the Landlord nor Overlandlord nor Garage Operator assumes any responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE XI
CERTAIN TENANT COVENANTS

Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1         To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor except as otherwise provided in Exhibit C and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2         To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises or the Building or Prudential Center and not to permit in the Premises any auction sale, or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise except for standard office and cleaning supplies stored, handled and disposed of in accordance with all applicable laws) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Prudential Center that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys’ and expert consultants’ fees) arising in the event that Landlord, Landlord’s agents, employees or contractors release Hazardous Materials onto the Building or the Prudential Center; provided however, the foregoing indemnity shall not apply to: (i) any material or substance existing on the Prudential Center as of the Execution Date of this Lease which, as of the Date of this Lease, was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law or (ii) any material or substance released or installed or placed on the Prudential Center after the Execution Date of this Lease which, as of the date of such release, installation or placement, was not considered, as a matter of law, to be a Hazardous Material but which is later determined, as a matter of law, to be a Hazardous Material. In addition, if Hazardous Materials are discovered in the Building or the Premises which are not caused by Tenant, its employees, invitees, agents, independent contractors, contractors, assignees or subtenants, then Landlord shall, if and as required by law, assess, remediate or remove the same, or cause the same to be assessed, remediated or removed.

11.3         Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Prudential Center used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all Rules and Regulations (as set forth in Section 16.30) now or hereafter made by Landlord or Overlandlord, of which Tenant has been given notice, for the care and use of the Building and the Prudential Center and their facilities and approaches, but neither Landlord nor Overlandlord shall be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

11.4         To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

11.5         Not to place a load upon any floor in the Premises exceeding an average rate of 70 pounds of live load (including partitions) per square foot of floor area, except where the floor has been shored up by Tenant in accordance with plans and specifications approved by Landlord, and notwithstanding such approval or shoring up, Tenant shall remain responsible for any damage to the Premises or Building caused by any overloading; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant’s business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6         To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

11.7         To pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

11.8         Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9         To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises other than for general office purposes; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9. Landlord, subject to inclusion of the cost of compliance as Operating Costs to the extent permitted by the provisions of Section 6.2 of this Lease, shall comply with (i) all Laws which relate to the structure of the Building, unless the need for such compliance arises from Tenant’s particular use of the Premises or any alterations made by Tenant, and (ii) all other Laws applicable to the Building, or the use and occupancy thereof, other than those Laws for which Tenant is responsible pursuant to this Section 11.9 or, with respect to another tenant’s premises, for which such tenant is responsible pursuant to the provisions of its lease with Landlord.

11.10       The word “Prudential” alone or in any combination other than “Prudential Center” shall not be used by the Tenant for any purpose whatsoever. Tenant shall not use the words “Prudential Center” other than as part of the business address of Tenant and then only in such manner as will not appear to be part of Tenant’s name. Tenant shall not use the words “Prudential Center” in any manner which is undignified, confusing, detrimental or misleading in Landlord’s opinion and shall give no greater prominence to the words “Prudential Center” than to any other part of the business address of Tenant and shall give less prominence to the words “Prudential Center” than to Tenant’s name. The Tenant shall not utilize signage or advertising which contains (a) any description of the Prudential Center or the description of the location of the Premises other than “Prudential Center”, “at Prudential Center”, or an official street address such as “Boylston Street” or “Huntington Avenue” or a regional locator such as “Boston” or “Back Bay” and (b) any name of a building, space or area within the Prudential Center other than “Prudential Tower” if Tenant is located within the Prudential Tower in order to describe the location of the Premises.

In order to reduce peak-hour trip generation of employees at the Prudential Center, the Landlord encourages all employers at the Prudential Center to adopt flexible work schedules for its employees. The Landlord encourages all employers at the Prudential Center to participate in the Corporate Pass Program of the Massachusetts Bay Transit Authority which is designed to encourage the use of mass transit by persons working in Boston. As of June 1988, one hundred and twenty-five greater Boston companies provided subsidies for the purchase by their employees of monthly transit passes through this program with subsidies ranging from 10% to 100% of the cost of the transit pass. The provision of transit pass subsidies may also offer certain benefits to employers under tax law. The Landlord encourages all employers at the Prudential Center to participate in this program and to inform their employees of the benefits of using monthly transit passes.

ARTICLE XII
ASSIGNMENT AND SUBLETTING

12.1         RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of, and other equitable relief with respect to, the provisions hereof.

12.2         EXCEPTIONS. Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.4 below, but subject to the provisions of Sections 12.5, 12.6 and 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any controlling corporation of Tenant or to any corporation controlled by Tenant or to any corporation under common control with Tenant (such parent or subsidiary corporation or corporation under common control with Tenant being hereinafter called a “Tenant Affiliate”) or to any corporation, limited liability partnership or limited liability company or other entity into which Tenant may be converted or with which it may merge, or to any entity purchasing or leasing all or substantially all of Tenant’s assets, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a net worth (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) equal to (or more than) the net worth of the Tenant immediately before such transaction. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

12.3         LANDLORD’S TERMINATION RIGHT. Notwithstanding the provisions of Section 12.1 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant’s notice, to terminate this Lease (provided however, that if Tenant proposes to sublet less than the entire Premises and/or such proposed subletting is for less than the balance of the Term, Landlord shall have the right to terminate the Lease only with respect to the portion of the Premises proposed to be sublet and for the term of the proposed subletting) as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 12.4-12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to Section 12.2.

12.4         CONSENT OF LANDLORD. Notwithstanding the provisions of Section 12.1 above, but subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 12.3, or shall have failed to give any or timely notice under Section 12.3, then for a period of one hundred fifty (150) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the thirty (30) day period referred to in Section 12.3 in the event Landlord shall not give any or timely notice under Section 12.3, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or any part of the Premises in accordance with Tenant’s notice to Landlord given as provided in Section 12.5 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)           the proposed assignee or subtenant is a tenant in the Building or elsewhere in the Prudential Center or is (or within the previous sixty (60) days has been) in active negotiation with Landlord or Landlord’s affiliate for premises in the Building or elsewhere in the Prudential Center (and at Tenant’s written request Landlord shall furnish Tenant with a list of such entities with which Landlord or its affiliate is (or within 60 days has been) in active negotiation) or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency). Notwithstanding the following, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building or elsewhere in the Prudential Center, if Landlord or Landlord’s affiliate does not have space available for lease in the Building or elsewhere in the Prudential Center that is comparable to the space Tenant desires to sublet or assign. For purposes hereof, Landlord or such affiliate shall be deemed to have comparable space if it has space available on any floor of the Building or elsewhere in the Prudential Center that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment, or

(b)           the proposed assignee or subtenant is not of good character and reputation, or

(c)           the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)           the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

(e)           the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)            there shall be existing an Event of Default (defined in Section 15.1).

12.5         TENANT’S NOTICE. Tenant shall give Landlord prior notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information necessary to make the determination referred to in Section 12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease the whole or any part of the Premises or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred fifty (150) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6         PROFIT ON SUBLEASING OR ASSIGNMENT. In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any shall be paid to Landlord.

The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances) amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7         ADDITIONAL CONDITIONS. (A) It shall be a condition of the validity of any assignment or subletting permitted under Section 12.2 above, or consented to under Section 12.4 above, that both Tenant and the assignee or sublessee agree directly with Landlord in a separate written instrument reasonably satisfactory to Landlord which contains terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 12.2, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 12.1 through 12.7 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination of the Lease, the assignment or sublease shall be terminated.

(B)           As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

(C)           If this Lease be assigned, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.6 hereof, or the acceptance of the assignee as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)          If the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time after an Event of Default hereunder and from time to time thereafter while such Event of Default remains uncured, collect all of the rent and other charges due under such sublease from the sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.6 hereof, or the acceptance of the sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(E)           No assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

ARTICLE XIII
INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

13.1         TENANT’S INDEMNITY. To the maximum extent this agreement may be made effective according to law and except as expressly provided in Section 13.1.1, Tenant agrees to indemnify and save harmless Landlord and Overlandlord from and against all claims of whatever nature arising from or claimed to have arisen from any breach of this Lease by Tenant or any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, invitees, agents, servants, independent contractors or employees; any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, provided that during any such period after the Lease Term Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or any accident, injury or damage occurring outside the Premises but within the Building, the Garage or on the Prudential Center, where such accident, injury or damage results, or is claimed to have resulted, from an act, omission or negligence on the part of Tenant or Tenant’s contractors, licensees, invitees, agents, servants, independent contractors or employees.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.1.1.     LANDLORD’S INDEMNITY. Subject to the limitations on Landlord’s liability set forth in this Lease, Landlord agrees to indemnify, defend and save harmless Tenant from and against any claim arising from any accident, injury or damage occurring in the Premises, in the Building or on the Prudential Center after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent that such accident, injury or damage results from any act, omission or negligence of Landlord or Landlord’s agents, employees or contractors.

Subject to the limitations on Landlord’s liability set forth in this Lease, this indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.2         COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Landlord and Landlord’s managing agent and Overlandlord and Overlandlord’s managing agent (and such other persons as are in privity of estate with Landlord and Landlord’s managing agent as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Overlandlord, Landlord and Landlord’s managing agent, and those in privity of estate with Overlandlord, Landlord and Landlord’s managing agent, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 13.1 of this Article XIII., in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Each such policy shall be non-cancelable and non-amendable with respect to Overlandlord, Landlord and Overlandlord’s and Landlord’s said designees without thirty (30) days’ prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be as specified in Section 1.2 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Greater Boston Area with respect to similar properties, provided, however, that in no event shall such limits be increased more frequently than once every five (5) years or during the first five years of the term hereof. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

13.3         TENANT’S PROPERTY INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively “Tenant’s Property”). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant’s Property.

13.4         NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. This waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord’s managing agent.

13.5         TENANT’S RISK. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building, the Garage or the Prudential Center as Tenant is herein given the right to use at Tenant’s own risk; and neither Landlord nor Overlandlord shall have any responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant, unless, subject to Section 13.4 hereof, such damage or loss is due to the negligence or willful misconduct of Overlandlord, Landlord or either of their agents, employees or contractors, in which case Landlord or Overlandlord, as the case may be, shall bear loss or damage only to “ordinary office property” (as hereinafter defined). For the purpose of this Section 13.5, “ordinary office property” shall mean merchandise, furniture, and other tangible personal property of the kind and quantity which may customarily be expected to be found within comparable business offices in the City of Boston, and excluding any unusually valuable or exotic property, works of art, and the like.

ARTICLE XIV
FIRE, CASUALTY AND TAKING

14.1         REPAIR OF DAMAGE CAUSED BY CASUALTY. Unless the Lease is terminated pursuant to the provisions of this Article XIV, if any portion of the Premises, the Garage or the means of access thereto or egress therefrom, or covered access to Boylston Street shall be damaged by fire or other casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord, but only to the extent of the proceeds that are available from the insurance Landlord is required to carry under this Lease or would have been available if such insurance were obtained, to repair or cause to be repaired such damage, including any damaged portion of the Tenant Improvement Work, provided however, that all repairs to and replacements of Tenant’s property and any other alterations, additions or improvements of Tenant (except for the Tenant Improvement Work) shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Annual Fixed Rent, Additional Rent and other charges or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were in immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

14.2         LANDLORD’S TERMINATION RIGHTS.

If, after the Commencement Date, all or any portion of the Building is damaged by fire or other casualty (i) at any time by an occurrence which is not covered by the insurance Landlord is required to obtain under this Lease and the cost to repair such damage exceeds five percent (5%) of the then fair market value of the Building immediately before such casualty, or (ii) Landlord elects to demolish the Building (whether or not Landlord elects to demolish the Huntington Arcade) and terminate the leases for substantially all of the space in the Building, or (iii) at any time during the last eighteen (18) months of the term taking into account any extension option term which has not lapsed unexercised, if Landlord reasonably estimates that the time to repair such damage would exceed six (6) months or (iv) such fire or casualty requires such substantial alteration or reconstruction of the Building that the damage cannot, in the ordinary course, reasonably be expected to be repaired within twelve (12) months from the date of such fire or casualty as reasonably determined by Landlord and Landlord terminates the leases for substantially all of the space in the Building, then, in any such events, this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days alter the day on which such termination notice is received by Tenant.

14.3         TENANT’S TERMINATION RIGHTS.

(A)          If any portion of the Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected, then, within sixty (60) days of such fire or other casualty, Landlord shall submit to Tenant a reasonable engineering estimate as to the estimated length of time to complete such repairs together with a statement of whether or not Landlord will receive sufficient proceeds from insurance to repair such damage. If the time period (“Estimated Restoration Period”) set forth in such estimate shall exceed ten (10) months from the date of such casualty or if Landlord advises Tenant in such notice that Landlord will not receive sufficient proceeds from insurance to repair such damage, Tenant may elect, by a notice sent within sixty (60) days after notice of such estimate is sent to Tenant, to terminate this Lease. If such estimate shall fall within the ten (10) month limit and if Landlord advises Tenant in such notice that Landlord will receive sufficient proceeds from insurance to repair such damage, Tenant shall have no such right to terminate pursuant to this Paragraph (A).

(B)           In the event that the Premises or the Building are damaged by fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected and the Lease is not terminated by either Landlord or Tenant pursuant to Section 14.2 or Paragraph (A) of this Section 14.3, and if Landlord shall fail to substantially complete said repairs or restoration on or before the date (“Restoration Deadline Date”) which is the greater of: (1) the end of the Estimated Restoration Period and (2) ten (10) months after the date of such fire or other casualty (which ten (10) month period shall be automatically extended for up to an additional two (2) months for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of matters beyond Landlord’s reasonable control) for any reason other than Tenant’s fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)            Said notice shall be given after the Restoration Deadline Date.

(ii)           Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)          If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, said notice shall have no further force and effect.

(d)           If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

14.4         GENERAL PROVISIONS RELATING TO ANY CASUALTY TERMINATION. In the event of any termination under this Article XIV, this Lease and the Term hereof shall expire as of such effective termination date as though that were the termination date of the Lease and the Annual Fixed Rent, Additional Rent and other charges payable under this Lease shall be apportioned as of such date.

14.5         RIGHTS OF TERMINATION FOR TAKING. If the Building, the Garage, or such portion thereof or access thereto as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable or inadequate for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building, the Garage, or access to either shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Premises as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, Additional Rent and other charges due under the Lease shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Additional Rent and other charges due under the Lease shall be abated for the remainder of the Lease Term.

14.6         AWARD. Except as otherwise provided in this Section 14.6, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Prudential Center, and the Garage and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XV
DEFAULT

15.1         TENANTS DEFAULT. This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an “Event of Default” a “default of Tenant” or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

(a)           Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord thereof; or

(b)           Landlord having rightfully given the notice specified in (a) above to Tenant twice in any twelve (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

(c)           Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord’s work, in violation of Section 4.3 or Section 9.3), and such failure continues for five (5) days after notice from Landlord to Tenant thereof; or

(d)           Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(e)           The estate hereby created shall be taken on execution or by other process of law; or

(f)            Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

(g)           Tenant shall judicially be declared bankrupt or insolvent according to law; or

(h)           a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction; or

(i)            any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

(j)            Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

(k)           Tenant otherwise abandons or vacates the Premises.

15.2         TERMINATION; RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord’s agents or servants may give to Tenant a notice (hereinafter called “notice of termination”) terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination (Tenant hereby waiving any rights of redemption) in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord’s agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this Section 15.2, Tenant shall remain liable as hereinafter provided.

The words “re-enter” and “re-entry” as used throughout this Article XV are not restricted to their technical legal meanings.

15.3         CONTINUED LIABILITY; RE-LETTING. If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re- entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

15.4         LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re- leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord.

For the purposes of this Article, if Landlord elects to require Tenant to pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming the Tax Excess under Section 6.2 and the Operating Cost Excess under Section 7.5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5         WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6         LANDLORD’S DEFAULT; TENANTS’S SELF-HELP. If a Landlord Default, as hereinafter defined, shall occur, Tenant may, without the need of Landlord’s consent, if Landlord fails to cure such Landlord Default within the Landlord Cure Period, as hereinafter defined, perform the same for the account of Landlord. Landlord shall, within thirty (30) days of demand therefor, reimburse Tenant the sums so paid by Tenant in curing such Landlord Default, together with interest on such sums at the rate per annum set forth in Section 16.17 hereof from the date of demand until the date of payment. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent or Additional Rent payable under this Lease for any reason relating to this Section 15.6. For the purposes of this Section 15.6, a “Landlord Default” shall be defined as a failure by Landlord to perform Landlord’s obligation to clean the Premises pursuant to Exhibit C and/or to perform any of Landlord’s service, maintenance or repair obligations under the Lease, excluding those maintenance and repair obligations, the cure or performance of which would adversely affect any other tenant in the Building or the Prudential Center (e.g., without limitation, Tenant shall have no right to perform any maintenance or repairs to any common areas or facilities of the Prudential Center). For the purposes of this Section 15.6, the “Landlord Cure Period” shall be defined as follows:

(1)           In the event of an emergency threatening life or property, or Tenant’s interest in this Lease, three (3) days after receipt by Landlord of written notice from Tenant of such default. Notwithstanding the foregoing, in the event that Landlord has commenced to cure such Landlord Default within said three (3) day period, and so long as Landlord thereafter diligently prosecutes such cure to completion, the three (3) day period shall be extended to such period of time as Landlord reasonably requires to cure such default;

(2)           In the event of any other Land lord Default, thirty (30) days after receipt by Landlord of written notice from Tenant of such Landlord Default. Notwithstanding the foregoing, in the event that Landlord has commenced to cure such Landlord Default within said thirty (30) day period, and so long as Landlord thereafter diligently prosecutes such cure to completion, the thirty (30) day period shall be extended to such period of time as Landlord reasonably requires to cure such default.

ARTICLE XVI
MISCELLANEOUS PROVISIONS

16.1         WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.2         CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.3         QUIET ENJOYMENT. This Lease is subject and subordinate to all matters of record including, without limitation, the Overlease. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners or successors in interest of Landlord’s interest under this Lease, including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

16.4         SURRENDER. (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)           Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

16.5         BROKERAGE. Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Landlord relative to dealings with brokers other than the broker designated in Section 1.2 hereof, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the broker, person or firm designated in Section 1.2 hereof.

Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm designated in Section 1.2 hereof; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the broker designated in Section 1.2 hereof, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

16.6         INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.7         PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

16.8         RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so- called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.9         NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or by overnight or other commercial courier which obtains a receipt for delivery, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises with a copy to Schnader, Harrison, Goldstein & Manello, 265 Franklin Street, Boston, Massachusetts 02110-3192, Attn: Andrew M. Pearlstein, Esq. (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

16.10       WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

16.11       PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

16.12       RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Overlease Premises or the Building, or both, or any part thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that, unless such mortgage provides by its terms that it is subordinate to this Lease, Landlord shall cause the holder of such mortgage to agree, by a written instrument in the customary form of such mortgagee, with such commercially reasonable changes as Tenant and such mortgagee agree upon, to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to the delivery by such mortgagee of the recognition agreement described in the immediately preceding sentence. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease. Reference is hereby made to a certain Subordination of Mortgage and Security Agreement dated September 24, 1999 and recorded with the Suffolk County Registry of Deeds at Book 24257, Page 258 whereby the mortgage granted by the landlord under the Overlease has been subordinated to the Overlease.

16.13       RIGHTS OF GROUND LESSOR. If Landlord’s interest, in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor’s interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

16.14       NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the leased premises (including the Overlease), no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 16.14, the term “mortgage” includes a mortgage on a leasehold interest of

Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit H then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 16.14.

16.15       ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)           That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)           That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor. In addition, (i) no rent payable under this Lease or under any sublease made by Tenant may be based in whole or in part on the income or profits derived from the Premises or any subleased premises except for percentage rent based on gross (not net) receipts or sales; (ii) if any lender succeeds to the Landlord’s interests under this Lease and is advised by its counsel that all or any portion of the rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code of the 1986, as amended, or the regulations issued thereunder, such lender may elect to amend unilaterally the calculation of rents under this Lease so that none of the rents payable to lender under this Lease will constitute unrelated business income, provided that such amendment will not increase the Tenant’s payment obligations or other liability under this Lease or reduce the Landlord’s obligations under this Lease; and (iii) if such lender requests, Tenant will be obligated to execute any document lender may deem necessary to effect the amendment of this Lease in accordance with the foregoing subsection (ii). Further, no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with such lender’s prior written consent, and any such payment without such consent shall not be binding on lender.

16.16       STATUS REPORT AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time, will furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building or the Prudential Center, or any potential purchaser of the Premises, the Building, or the Prudential Center (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years, provided that (i) in no event shall Landlord request such statements more often than one (1) time per calendar year, and (ii) such statements shall be requested by Landlord only in connection with a sale or financing of the Building or Landlord’s interest in the Overlease. Such financial statements shall be treated as confidential and may be disclosed only (i) as required by court order, (ii) to prospective purchasers and lenders and to financial advisors, investment bankers, lawyers and accountants, (iii) as may be required by Legal Requirements, or (iv) in connection with litigation between the parties. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.16 may be relied upon by any Interested Party.

16.17       SELF-HELP. If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by BankBoston, N.A. or its successor as its Base Rate and (b) two percent (2%) (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

16.18       HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) the Annual Fixed Rent and charges for electricity and Operating Expenses, calculated (on a daily basis) at the highest rate payable under the terms of this Lease (the “Holdover Multiplied Expenses”), multiplied by 150%, plus 100% of all Additional Rent not included in the Holdover Multiplied Expenses, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises. Notwithstanding the foregoing, if such holding over continues for more than sixty (60) days, effective as of the sixty-first (61st) day, holdover rent shall increase to the greater of (x) 200% of the Holdover Multiplied Expenses due for the period immediately preceding such holding over, plus 100% of all Additional Rent not included in the Holdover Multiplied Expenses, or (y) the fair market rental value of the Premises. In addition, if Tenant holds over for sixty (60) days or more, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages (including, without limitation, reasonable attorneys’ fees) which Landlord may actually suffer by reason of any holdover by Tenant following such 60-day period (“Holdover Damages”). Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises (i) after the expiration of this Lease or (ii) for more than ten (10) days after the early termination of this Lease shall, in either case, be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.19       ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.1, 4.3, 7.1 and 7.2), and, upon reasonable advance notice to Tenant, to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees. Landlord acknowledges that because of the nature of the Tenant’s operation, certain limited areas of the Premises require special security arrangements, and in that regard, the Landlord and its agents shall not make entry into such areas unless accompanied by a representative of Tenant provided that: (i) Landlord and its agents may make such entry in the case of an emergency or where such a representative is not provided by Tenant after timely notice and (ii) Landlord shall not be required to abide by the special security provisions unless Tenant shall have notified Landlord in writing as to the special areas. Upon reasonable advance notice to Landlord, Tenant may change the location of such areas.

16.20       TENANT’S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

16.21       LATE PAYMENT. If any payment or installment of Annual Fixed Rent or Additional Rent or other amount due hereunder is not paid within ten (10) days after the date (the “Due Date”) on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

16.22       COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.23       ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

16.24       LANDLORD LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building, and the uncollected rents, issues and profits therein, and, subject to the rights of any mortgagee of Landlord and of Landlord to use such proceeds or awards for reconstruction, the insurance proceeds and taking awards therefor, Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord’s interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord’s interest is Trustee, nor any such Trustee, nor any member, manager, partner, director or stockholder nor Landlord’s managing agent shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors-in-interest, or to take any other action which shall not involve the personal liability of Landlord, or of any successor holder of Landlord’s interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord’s interest is Trustee, or of any such Trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent, to respond in monetary damages from Landlord’s assets other than Landlord’s interest in said Building, as aforesaid. In no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have wrongfully withheld any consent or approval under this Lease, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease. Tenant shall not be liable for any indirect or consequential damages or loss of profits or the like except as set forth in Section 16.18 in the case where Tenant holds over in the Premises after the expiration or earlier termination of this Lease, as the case may be.

16.25       NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.26       SECURITY DEPOSIT. Intentionally omitted.

16.27       GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

16.28       SIGNAGE.

(A)          Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant’s names and the names of Tenant’s “key” employees on the primary directory(ies) for the Building. If the building directory is an electronic directory there shall be no limit on the number of names of Tenant’s key employees which may be listed, but if it is not an electronic directory, then the number of employees listed will not exceed twenty-five. The initial listing of Tenant’s name and the names of Tenant’s “key” employees shall be at Landlord’s expense. Any changes or additions to such directory(ies) shall be at Tenant’s cost and expense.

(B)           If Landlord elects to erect a monument sign in the lobby area or inside the galleria/arcade of the Building, without having any obligation to do so, Tenant shall have the right, at Tenant’s cost and expense, to include Tenant’s name on such monument sign in building standard graphics.

16.29       ANTENNA AREA. Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install one (1) satellite dish antenna (“Antenna”) for a period commencing as of the date that Tenant installs the Antenna, as hereinafter defined, in the Antenna Area (“Commencement Date in respect of the Antenna Area”) and terminating as of the last day of the Term, as such Term may be extended. The “Antenna Area” shall be an area on the roof of the Building designated by Landlord or, at Landlord’s election, an area on the roof of the Prudential Tower building designated by Landlord.

(A)          The Annual Fixed Rent in respect of the Antenna Area shall be the Fair Market Rental Value of the Antenna Area as of the Commencement Date in respect of the Antenna Area based upon comparable satellite dish antennas on roofs of other buildings in the Prudential Center as determined by Landlord in Landlord’s reasonable discretion.

(B)           Tenant shall have no obligation to pay Operating Expense Excess in respect of the Antenna Area.

(C)           Landlord shall have no obligation to provide any services to the Antenna Area.

(D)          Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as “Rooftop Installations”) to the Antenna Area or to the Antenna without Landlord’s prior written consent, which consent Landlord may hold it its sole discretion.

(E)           Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control. Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area. Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord’s approval thereof. In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

(F)           At the expiration or prior termination of Tenant’s right to use the Antenna Area, Tenant shall remove all Installations (including, without limitation, the Antenna) from the Antenna Area.

(G)           Tenant shall be responsible for maintaining the Rooftop Installations and for the cost of repairing any damage to the roof of the Building caused by the installation, operation or removal of any Rooftop Installations. Tenant shall operate the Rooftop Installations in a manner which shall not interfere with other equipment on the Building or on other buildings in the Prudential Center.

(H)          Tenant shall have no right to sublet the Antenna Area.

(I)            No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant.

(J)            In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, at Tenant’s cost, remove the Antenna until such time as Landlord has completed such repairs or replacements. Tenant recognizes that there may be an interference with Tenant’s use of the Antenna in connection with such work. Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Antenna.

(K)          Any services required by Tenant in connection with Tenant’s use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval.

(L)           To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason.

(M)         Tenant shall take the Antenna Area “as-is” in the condition in which the Antenna Area is in as of the Commencement Date in respect of the Antenna Area.

(N)          Tenant shall comply with all applicable Legal Requirements and Insurance Requirements in Tenant’s use of the Antenna Area and the Antenna.

(O)          Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area (“Relocated Rooftop Area”) on the roof of the Building (or the Prudential Tower, at Landlord’s election) suitable for the use of the Rooftop Installations. In such event, Tenant shall at Landlord’s cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocation Rooftop Area.

(P)           In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord’s prior written approval of Tenant’s plans and specifications for the placement and installation of the Rooftop Installations in the Antenna Area (including, without limitation, as to size and aesthetics of such Rooftop Installations and the architectural compatibility and relationship between such Rooftop Installations and the general area of the Building and neighboring buildings), and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations. The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord’s sole judgment, which shall not, however, require Tenant to insure unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

(Q)          In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes or actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Antenna Area.

(R)           Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

(S)           Tenant recognizes that Landlord may wish to (and Landlord hereby reserves the right to) install a central Building system (the “Central Building System”) capable of, among other things, providing Tenant with the type of service (to be) provided by Tenant’s Rooftop Installations. If Landlord elects to install the Central Building System, (i) tenant shall, upon Landlord’s request and at Tenant’s expense, remove its Rooftop Installations and other Alterations (including any existing cabling) from the Building and repair any damage caused their installation or removal, (ii) Tenant may, at Tenant’s expense and subject to the provisions of this Lease (including, without limitation, subparagraph P hereof), have access to and use (and tie into) the Central Building System for the uses permitted hereunder, and (ii) commencing upon Tenant’s use of the Central Building System and continuing thereafter throughout the term, the Annual Fixed Rent payable hereunder shall be adjusted to be that which is reasonably designated by Landlord from time to time based upon Landlord’s determination of the fair market value of the access rights to the Central Building System granted herein.

16.30       RULES AND REGULATIONS. Tenant will faithfully observe and comply with the reasonable rules and regulations as Landlord (or, as to the common areas and facilities of the Prudential Center, any PruOwner) hereafter at any time or from time to time may make and for which Landlord provides at least five (5) business days’ prior notice in writing to Tenant (referred to collectively herein as “Rules and Regulations”), which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building and/or the Prudential Center, or the preservation of good order therein, or the operation or maintenance of the Building and/or the Prudential Center, or the equipment thereof, or the comfort of tenants or others in the Prudential Center, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatory applied against, all office tenants in the Building. Landlord initially has designated the common areas of the Building as non-smoking, and Landlord shall prohibit smoking in the 23rd floor so long as any portion of the same is occupied by Tenant.

EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESS:		LANDLORD:

		BP	111 Huntington Ave LLC

		By:	Boston Properties Limited Partnership, a Delaware limited partnership

Its: Member

				By:	Boston Properties, Inc.,
a Delaware corporation
				Its:	General Partner

/s/ David R. Barrett
			Name:	David R. Barrett
			Its:	Senior Vice President
Hereunto duly authorized

TENANT:
ATTEST:		FEDERAL HOME LOAN BANK OF
BOSTON, a Federal instrumentality

By	/s/ Gerard J. Champagne		By	/s/ Carol Whaley
Name	GERARD J. CHAMPAGNE			Name	Carol Whaley
Title	SECRETARY		Title	FIRST VICE PRESIDENT)
HEREUNTO DULY AUTHORIZED

By
Name
			Title	TREASURER (OR ASSISTANT
TREASURER)
HEREUNTO DULY AUTHORIZED

(CORPORATE SEAL)